H. F. AHMANSON & COMPANY            HOME SAVINGS OF AMERICA               NEWS
                                    SAVINGS OF AMERICA
4900 Rivergrade Road
Irwindale, CA  91706
(818) 814-7922

FOR IMMEDIATE RELEASE                           Contacts:
                                                Media:      Mary Trigg
                                                            818-814-7922
                                                Investor:   Steve Swartz
                                                            818-814-7986


        AHMANSON REPORTS FOURTH QUARTER NET INCOME OF $0.74 PER SHARE
- Nonperforming Assets Decline $51 Million To Lowest Level Since December 31,
                                    1994 -

     Irwindale, CA, January 15, 1997 -- H.F. Ahmanson & Company, (AHM:NYSE), parent company of Home Savings of America, today reported fourth quarter earnings per fully diluted common share of $0.74, up 85% from the $0.40 earned in the same 1995 period. Net income in the fourth quarter of 1996 was $91.2 million, a 50% increase compared to $60.7 million in the fourth quarter of 1995. The 1996 fourth quarter results include a gain on the sale of the company's San Antonio branches and other branch consolidation activities as well as a refund of FDIC insurance assessments.

     Net income for 1996 was $145.3 million or $0.91 per fully diluted common share, compared to $216.2 million, or $1.40 per fully diluted common share in 1995. The 1996 results include an aftertax charge of $144.4 million related to a special assessment to recapitalize the Savings Association Insurance Fund
(SAIF). The 1995 results included an aftertax charge of $234.7 million related to an accounting change which eliminated certain goodwill, and an aftertax gain of $252.7 million in connection with the sale of the company's retail branch system in New York.

     Charles R. Rinehart, chairman and chief executive officer of Ahmanson and Home Savings, said, "We are delighted with the performance of the Home Savings and Ahmanson team in 1996. The company had a very productive year, completing the acquisition of 61 former First Interstate branches, building infrastructure and income, and expanding our product lines as we progressed in becoming a full-service consumer and small business bank. We also believe progress in capital management, credit, expense management, and other initiatives were significant contributors to our performance. Return on average equity reached 14.7% for the fourth quarter."

RESULTS OF OPERATIONS

NET INTEREST INCOME
     Net interest income totaled $317.7 million for the fourth quarter of 1996, compared to $306.9 million in the fourth quarter of 1995. Net interest income for 1996 totaled $1.25 billion compared to $1.23 billion in 1995.

     For the fourth quarter and the year 1996, the average net interest margins were 2.65% and 2.63%, respectively, compared to 2.52% and 2.39% for the 1995 periods. The increase in the net interest margins is due in part to the acquisition of 61 former First Interstate Bank (FIB) branches in September 1996. At December 31, 1996, the net interest margin was 2.66%, compared to 2.70% at December 31, 1995.

OTHER INCOME
     In the fourth quarter of 1996, other income was $78.0 million, compared to $48.2 million in the fourth quarter of 1995. Other income totaled $251.8 million in 1996, up 37% from $183.7 million (excluding the gain from the sale of the New York branch system) in 1995. Other fee income, at $44.2 million, continued to increase and was $17.5 million or 66% higher than the $26.7 million reported for the 1995 fourth quarter.

     "The increase in other fee income reflects our emphasis on building fee-based services throughout the company, particularly in the Personal Financial Services Division (PFSD) and Griffin Financial Services unit," Rinehart said. "In 1996, PFSD made tremendous strides in integrating a sales culture to complement its long-established service orientation. Fee income from PFSD grew 40% to $83.4 million in 1996 from $59.7 million in 1995, while Griffin increased its revenue by 39% to $16.8 million in 1996 from $12.1 million in 1995."

     In the fourth quarter of 1996, the company recorded a pretax gain of $6.9 million from the sale of the company's San Antonio branches and other branch consolidation activities.

REAL ESTATE HELD FOR INVESTMENT (REI)
     During the fourth quarter of 1996 the company sold a large commercial property located in Southern California. REI assets totaled $147.9 million, net of the allowance, at December 31, 1996, declining 23% and 37% during the fourth quarter and full year of 1996, respectively.

     REI operations reported a loss of $1.4 million for the fourth quarter of 1996, compared to $3.6 million in the fourth quarter of 1995. For the year, REI operations reported a loss of $35.0 million compared to $49.5 million in 1995.

GENERAL AND ADMINISTRATIVE EXPENSES
     General and administrative expenses (G&A) totaled $188.2 million in the fourth quarter of 1996, compared to $199.2 million in the fourth quarter of 1995. In the fourth quarter of 1996, the company had no deposit insurance expense due to a refund from the FDIC of the entire $18 million premium assessed for the quarter. In the first quarter of 1997, the FDIC assessment will be approximately $5 million, a $13 million decrease from the quarterly assessment rate prior to the SAIF recapitalization. G&A would have been $775.3 million in 1996, excluding the SAIF recapitalization of $243.9 million, compared to $818.6 million in 1995.

     The company's efficiency ratio was 49.5% in the fourth quarter of 1996 compared to 57.0% in the same 1995 period.

CREDIT COSTS/ASSET QUALITY
     During the fourth quarter of 1996, the company provided $29.3 million for loan losses, compared to $37.9 million in the fourth quarter of 1995. The 1996 fourth quarter provision reflects both lower net charge-offs and nonperforming asset levels compared with the year ago quarter. For the full year 1996, the company provided $144.9 million for loan losses compared to $119.1 million in 1995.

     Expenses for the operations of foreclosed real estate amounted to $27.7 million in the fourth quarter of 1996, compared to $25.1 million in the fourth quarter of 1995. During 1996, these expenses amounted to $105.9 million, compared to $86.8 million in 1995.

     During the fourth quarter of 1996, nonperforming assets (NPAs) decreased by $51.4 million, reaching their lowest level in two years and totaled $846.2 million, or 1.70% of total assets at December 31, 1996, compared to $949.4 million, or 1.88% of total assets at December 31, 1995. NPAs decreased $103.2 million, or 11% from year-end 1995 totals and declined $178.9 million, or 18% from their recent peak in February of 1996. Troubled debt restructurings totaled $185.6 million at December 31, 1996. NPAs declined throughout most of 1996, reflecting the company's aggressive efforts in dealing with problem assets and a more broadly-based strengthening in the California economy.

     Net loan charge-offs for the fourth quarter of 1996 totaled $38.5 million, compared to $42.3 million in the fourth quarter of 1995. In 1996, net charge-offs totaled $151.4 million compared to $138.5 million in 1995.

     Included in net loan charge-offs were recoveries of $8.8 million in the fourth quarter of 1996, compared to $5.7 million in the fourth quarter of 1995. Recoveries for 1996 totaled $39.2 million compared to $24.2 million in 1995.

LOAN ORIGINATIONS
     Home Savings funded $1.2 billion of residential mortgages in the fourth quarter of 1996, compared to $1.6 billion in the fourth quarter of 1995. In 1996 the company originated $5.2 billion in residential mortgages compared to $6.4 billion in 1995.

     Consumer loan production totaled $131.0 million during the quarter compared to $18.6 million in the fourth quarter of 1995. In December 1996 the company originated $51.8 million in consumer loans, achieving its goal of finishing 1996 at a run rate that would generate over $500 million in new consumer loans annually. The consumer loan portfolio totaled $698.6 million at year-end 1996, including those loans acquired with the FIB branches.

     At year-end 1996, business loans totaled $49.7 million, reflecting the company's program to provide lending and cash management services to small businesses.

DEPOSITS
     Deposit balances at December 31, 1996 totaled $34.8 billion compared with $34.2 billion at December 31, 1995. Checking and savings deposit balances increased $1.5 billion or 16% during 1996, while term deposits decreased $1.0 billion or 4% during the same period. Transaction accounts comprised 32% of the deposit base at December 31, 1996 compared to 28% at December 31, 1995. The change in deposit mix is primarily due to the acquisition of the former FIB branches that resulted in the replacement of higher-cost term deposits with a greater percentage of lower-cost checking and savings deposits.

CAPITAL
     At December 31, 1996, Home Savings of America's capital ratios exceeded the regulatory levels for the bank to be rated "well-capitalized," a designation meaning that the bank meets the highest regulatory capital standard.

STOCK PURCHASE PROGRAMS
     In the fourth quarter of 1996, the company completed its second stock purchase program and began its third program, which was approved by the Board on November 3, 1996. In the second program the company purchased 5.2 million shares of its outstanding common stock at an average price per share of $28.61. During the fourth quarter the company purchased a total of 4 million shares, investing $126.6 million at an average price per share of $31.86. Of the $250 million authorized for the company's third round of purchase activity, $205 million remains. At December 31, 1996, the parent company had $219 million in cash.

     Since initiating the first stock purchase program in October 1995, the company has purchased 17 million common shares, or 14% of the then outstanding shares, at an average price of $26.11. In addition, in September of 1996 the company redeemed its 9.60% Preferred Stock, Series B, and in December of 1996 issued $150 million of 8.36% Capital Securities, Series A.

                                   ********

     H.F. Ahmanson & Company, with $49.9 billion in assets, is the parent company of Home Savings of America. Home Savings' deposit base is $34.8 billion. It operates 391 personal financial service centers in four states and 125 mortgage lending offices in nine states.

                                   ********
     Additional information, including monthly financial data, about H.F. Ahmanson & Company and Home Savings of America can be retrieved by using the following service:
          Corporate News on the Net: http://www.businesswire.com/cnn/ahm.htm

     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, contact:
          Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)

At End of Period                                   December 31, 1996   September 30, 1996   December 31, 1995
----------------                                   -----------------   ------------------   -----------------
  Total assets                                        $ 49,902,044       $ 50,588,224         $ 50,529,586
  Investment portfolio                                $  1,184,857       $  1,063,932         $    892,572
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 46,085,670       $ 46,717,332         $ 47,407,521
  ARMs included in loans receivable and MBS           $ 44,070,098       $ 44,797,610         $ 45,895,028
  Allowance for loan losses                           $    389,135       $    398,290         $    380,886
  Deposits                                            $ 34,773,945       $ 35,399,443         $ 34,244,481
  Borrowings and Capital securities of
    subsidiary trust                                  $ 11,728,934       $ 11,255,882         $ 12,236,428
  Stockholders' equity                                $  2,433,049       $  2,472,634         $  3,056,922
  Book value per common share                         $      19.09       $      18.86         $      20.75
  Tangible book value per common share                $      17.31       $      17.06         $      20.00
  Total common shares outstanding                      102,153,052        105,496,154          115,610,077


For the Three Months Ended
--------------------------
  Net interest income                                $     317,722       $    306,236         $    306,892
  Provision for loan losses                          $      29,298       $     35,783         $     37,927
  Net income (loss)                                  $      91,247       $    (79,478)*       $     60,709
  Net income (loss) per fully diluted
    common share                                     $        0.74       $      (0.85)*       $       0.40
  Dividends per common share                         $        0.22       $       0.22         $       0.22
  Loans originated and purchased                     $   1,415,515       $  2,489,651**       $  1,647,308

  Average Interest Rates:
    Yield on loans and MBS                                    7.39%              7.33%                7.47%
    Yield on investment portfolio                             7.17%              8.25%                5.38%
    Yield on interest-earning assets                          7.39%              7.35%                7.43%
    Cost of deposits                                          4.41%              4.48%                4.73%
    Cost of borrowings                                        6.37%              6.39%                6.42%
    Cost of interest-costing liabilities                      4.89%              4.97%                5.17%
    Interest rate spread                                      2.50%              2.38%                2.26%
    Net interest margin                                       2.65%              2.59%                2.52%

For the Years Ended
-------------------
  Net interest income                                $   1,252,514                            $  1,226,755
  Provision for loan losses                          $     144,924                            $    119,111
  Income before cumulative effect of
    accounting change                                $     145,258                            $    450,946
  Net income                                         $     145,258*                           $    216,204
  Net income per fully diluted
    common share                                     $        0.91*                           $       1.40
  Dividends per common share                         $        0.88                            $       0.88
  Loans originated and purchased                     $   6,683,886**                          $  6,483,069

  Average Interest Rates:
    Yield on loans and MBS                                    7.38%                                  7.26%
    Yield on investment portfolio                             6.87%                                  6.09%
    Yield on interest-earning assets                          7.37%                                  7.21%
    Cost of deposits                                          4.48%                                  4.59%
    Cost of borrowings                                        6.31%                                  6.64%
    Cost of interest-costing liabilities                      4.94%                                  4.99%
    Interest rate spread                                      2.43%                                  2.22%
    Net interest margin                                       2.63%                                  2.39%

 *Net income excluding the SAIF assessment and FIB aquisition charges would have been $73.2 million or $0.56 per share for the third quarter of 1996 and $298.1 million or $2.21 per share for the year 1996.
**Includes FIB loans acquired of $1.1 billion.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)

Assets                                       December 31, 1996   September 30, 1996   December 31, 1995
------                                       -----------------   ------------------   -----------------
Cash and amounts due from banks                $   691,578          $   758,312         $   752,878
Securities purchased under
   agreements to resell                            737,500              623,000             381,000
Other short-term investments                        14,782               14,517              13,278
                                               -----------          -----------         -----------
  Total cash and cash equivalents                1,443,860            1,395,829           1,147,156
Other investment securities                         11,597               11,514              12,356
Investment in stock of Federal Home
  Loan Bank (FHLB)                                 420,978              414,901             485,938
Mortgage-backed securities (MBS)                14,296,512           14,863,228          16,152,142
Loans receivable less allowance
  for losses of
  $389,135 (December 31, 1996),
  $398,290 (September 30, 1996) and
  $380,886 (December 31, 1995)                  31,789,158           31,854,104          31,255,379
Accrued interest receivable                        209,839              215,238             228,111
Real estate held for development and
  investment (REI) less allowance
  for losses of
  $132,432 (December 31, 1996),
  $164,298 (September 30, 1996) and
  $283,748 (December 31, 1995)                     147,851              192,846             234,855
Real estate owned held for sale (REO)
  less allowance for losses of
  $32,137 (December 31, 1996),
  $36,126 (September 30, 1996) and
  $38,080 (December 31, 1995)                      247,577              277,594             225,566
Premises and equipment                             424,567              437,886             410,947
Goodwill and other intangible assets               308,083              321,088             147,974
Other assets                                       602,022              591,292             229,162
Income taxes                                          -                  12,704                -
                                               -----------          -----------         -----------
                                               $49,902,044          $50,588,224         $50,529,586
                                               ===========          ===========         ===========

Liabilities, Capital Securities of
  Subsidiary Trust and Stockholders' Equity
-------------------------------------------
Deposits                                       $34,773,945          $35,399,443         $34,244,481
Securities sold under agreements to repurchase   1,820,000            1,705,000           3,519,311
Other short-term borrowings                        210,529               50,000                -
FHLB and other borrowings                        9,549,992            9,500,882           8,717,117
Other liabilities                                  917,198            1,460,265             873,313
Income taxes                                        48,918                 -                118,442
                                               -----------          -----------         -----------
  Total liabilities                             47,320,582           48,115,590          47,472,664
Capital securities of subsidiary trust             148,413                 -                   -
Stockholders' equity                             2,433,049            2,472,634           3,056,922
                                               -----------          -----------         -----------
                                               $49,902,044          $50,588,224         $50,529,586
                                               ===========          ===========         ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                                     For the Three Months Ended             For the Years Ended
                                                             -----------------------------------------          December 31,
                                                             December 31,  September 30,  December 31,   -------------------------
                                                                 1996           1996         1995           1996          1995
                                                             ------------  -------------  ------------   -----------   -----------
Interest income:
  Interest on loans                                           $   595,852   $   567,001   $   583,543    $ 2,296,786   $ 2,405,820
  Interest on MBS                                                 272,638       283,568       309,629      1,161,487     1,158,077
  Interest and dividends on investments                            16,224        17,406        13,205         56,522       135,194
                                                              -----------   -----------   -----------    -----------   -----------
      Total interest income                                       884,714       867,975       906,377      3,514,795     3,699,091
                                                              -----------   -----------   -----------    -----------   -----------
Interest expense:
  Deposits                                                        386,692       377,011       407,113      1,523,873     1,835,590
  Short-term borrowings                                            29,583        32,035        65,107        138,182       197,437
  FHLB and other borrowings                                       150,717       152,693       127,265        600,226       439,309
                                                              -----------   -----------   -----------    -----------   -----------
      Total interest expense                                      566,992       561,739       599,485      2,262,281     2,472,336
                                                              -----------   -----------   -----------    -----------   -----------
      Net interest income                                         317,722       306,236       306,892      1,252,514     1,226,755
Provision for loan losses                                          29,298        35,783        37,927        144,924       119,111
                                                              -----------   -----------   -----------    -----------   -----------
      Net interest income after provision for loan losses         288,424       270,453       268,965      1,107,590     1,107,644
                                                              -----------   -----------   -----------    -----------   -----------
Other income:
  Gain on sales of MBS                                              3,103          -               53          3,074        11,919
  Gain on sales of loans                                            3,845         3,307         4,375         28,346         5,364
  Servicing income                                                 18,449        18,114        15,940         68,365        60,490
  Other fee income                                                 44,243        34,386        26,730        136,739       103,626
  Gain on sales of retail deposit branch systems                    6,861          -             -             6,861       514,671
  Gain on sales of investment securities                             -              313           (67)           313           187
  Other operating income                                            1,507         1,140         1,189          8,100         2,152
                                                              -----------   -----------   -----------    -----------   -----------
                                                                   78,008        57,260        48,220        251,798       698,409
                                                              -----------   -----------   -----------    -----------   -----------
Other expenses:
  SAIF recapitalization assessment                                   -          243,862          -           243,862          -
  Other general and administrative expenses                       188,185       204,400       199,217        775,285       818,579
                                                              -----------   -----------   -----------    -----------   -----------
     General and administrative expenses (G&A)                    188,185       448,262       199,217      1,019,147       818,579
  Operations of REI                                                 1,388        19,295         3,625         34,961        49,481
  Operations of REO                                                27,664        25,225        25,123        105,880        86,788
  Amortization of goodwill and other intangible assets              6,935         3,955         4,611         18,842        26,559
                                                              -----------   -----------   -----------    -----------   -----------
                                                                  224,172       496,737       232,576      1,178,830       981,407
                                                              -----------   -----------   -----------    -----------   -----------
Income (loss) before provision for income taxes (benefit)
  and cumulative effect of accounting change                      142,260      (169,024)       84,609        180,558       824,646
Provision for income taxes (benefit)                               51,013       (89,546)       23,900         35,300       373,700
                                                              -----------   -----------   -----------    -----------   -----------
Income (loss) before cumulative effect of accounting change        91,247       (79,478)       60,709        145,258       450,946
Cumulative effect of change in accounting for goodwill               -             -             -              -         (234,742)
                                                              -----------   -----------   -----------    -----------   -----------
Net income (loss)                                             $    91,247   $   (79,478)  $    60,709    $   145,258   $   216,204
                                                              ===========   ===========   ===========    ===========   ===========
Income (loss) per common share - primary:
  Income (loss) before cumulative effect of accounting change $      0.78   $     (0.85)  $      0.41    $      0.91   $      3.39
  Cumulative effect of change in accounting for goodwill              -             -             -              -           (1.99)
                                                              -----------   -----------   -----------    -----------   -----------
  Net income (loss)                                           $      0.78   $     (0.85)  $      0.41    $      0.91   $      1.40
                                                              ===========   ===========   ===========    ===========   ===========
Income (loss) per common share - fully diluted:
  Income (loss) before cumulative effect of accounting change $      0.74   $     (0.85)  $      0.40    $      0.91   $      3.20
  Cumulative effect of change in accounting for goodwill              -             -             -              -           (1.80)
                                                              -----------   -----------   -----------    -----------   -----------
  Net income (loss)                                           $      0.74   $     (0.85)  $      0.40    $      0.91   $      1.40
                                                              ===========   ===========   ===========    ===========   ===========
Common shares outstanding, weighted average:
   Primary                                                    106,159,514   106,282,651   117,922,440    109,748,923   118,074,091
   Fully diluted                                              118,052,254   106,282,651   129,738,144    109,748,923   130,378,061
Return on average assets (1)                                         0.73%         0.60%         0.48%          0.60%         0.41%
Return on average equity (1)                                        14.71%        10.86%         7.93%         10.80%         7.47%
Return on average tangible equity (1),(2)                           16.64%        11.56%         8.53%         11.68%        17.00%
Efficiency ratio (1)                                                49.47%        53.08%        56.99%         53.19%        58.85%

(1) Excludes the effect of the SAIF recapitalization of $243.9 million and FIB acquisition charges of $14.0 million which are included in G&A for the third quarter and year of 1996.
(2) Net income excluding amortization of goodwill and other intangible assets, and cumulative effect of change in accounting for goodwill, as a percentage of average equity excluding goodwill and other intangible assets.

                                      12